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                                                                   EXHIBIT 23.3


                        CONSENT OF INDEPENDENT AUDITORS


        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Nonqualified Stock Option Plan of Platinum Software Corporation for the registration of 500,000 shares of its common stock of our report dated August 18, 1995, with respect to the consolidated financial statements and schedules of Platinum Software Corporation included in its Annual Report (Form 10-K) for the year ended June 30, 1995, filed with the Securities and Exchange Commission.



                                                   /s/ ERNST & YOUNG LLP
                                                   -------------------------
                                                       Ernst & Young LLP

Orange County, California
June 18, 1996